EXHIBIT 10.9
                                                                    ------------




                      SIXTH AMENDMENT TO SSI INTERNATIONAL
                            TERMINALS LEASE AGREEMENT


DATED:    August 7, 2003

BETWEEN:  SCHNITZER INVESTMENT CORP.,
          an Oregon corporation                                    ("Lessor")

AND:      SCHNITZER STEEL INDUSTRIES, INC.,
          an Oregon corporation                                    ("Lessee")


Recitals:
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     A.   Lessor and Lessee are parties to the SSI International Terminals Lease
Agreement dated September 1, 1988 (the "Lease Agreement"), as amended by an Amendment to Lease dated July 2, 1990, a Second Amendment to Lease dated October 28, 1994, a Third Amendment to lease dated February, 1998, a Fourth Amendment to Lease dated July 1, 1998, and a Fifth Amendment to Lease dated July 9, 2001 (collectively, the "Lease"). Lessor and Lessee have completed the process to determine the Annual Rent effective on September 1, 2003, pursuant to Section
3.5 of the Lease Agreement (the "Process"). In connection with the Process, the parties have agreed on the Annual Rent effective on September 1, 2003, and the parties have agreed to clarify and amend certain provisions of the Lease.

     B. Capitalized terms which are used in this Sixth Amendment to SSI International Terminals Lease Agreement (the "Amendment") which are defined in the Lease shall have the meanings given to them in the Lease.

Agreements:
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          NOW, THEREFORE, in consideration of the mutual promises of the parties set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Annual Rent. Effective on September 1, 2003, and continuing through August 31, 2008, Annual Rent shall equal $1,834,102.00.

     2. Fair Market Rental Value. When the Annual Rent is adjusted effective on each Market Adjustment Date to equal the fair market rental value of the Premises, the parties agree that the fair market rental value of the Premises shall be determined (a) assuming the Premises are in the condition required by the Lease, whether or not the Premises are maintained in the condition required by the Lease, and (b) with no deduction from fair market rental value relating to the environmental condition of the Premises.

     3.   Environmental Condition of the Premises.

          3.1 Remediation. Lessee shall, no later than the expiration date of the Term or any earlier termination of the Lease, return the Premises to Lessor with all Hazardous Substances on, in, related to, or under the Premises remediated or removed from the Premises as required by applicable laws, regulations, and governmental requirements at Lessee's expense. No later than the expiration date of the Term or any earlier termination of the Lease, Lessee shall give to Lessor a No Further Action letter (or its equivalent) issued by the applicable governmental authorities in a form reasonably acceptable to Lessor.

          3.2 Forbearance. Lessor agrees not to give written notice to Lessee to enforce Section 18.2 of the Lease Agreement unless or until one of the following occurs: (a) the Oregon Department of Environmental Quality ("DEQ"), the Environmental Protection Agency ("EPA") or other governmental entity commences enforcement action or requires action arising from or related to the Premises, the use of the Premises or the environmental condition on, in, under, or related to the Premises (the "Environmental Issues"), or (b) a third party commences litigation or other proceeding or takes other action against Lessor regarding any Environmental Issues. Lessee shall comply, at its expense, with the requirements of DEQ, EPA, and any other governmental agency related to the Environmental Issues, when and as directed by DEQ, EPA, or such other governmental agency. If Lessor enforces Section 18.2 of the Lease Agreement due to governmental action as provided in clause (a) above in this Section 3.2, Lessor's enforcement of Section 18.2 in that instance shall not exceed the requirements of DEQ, EPA, or other governmental agency. If Lessor enforces
Section 18.2 of the Lease Agreement due to litigation or other proceeding or action as provided in clause (b) above in this Section 3.2, Lessor's enforcement of Section 18.2 in that instance shall not exceed that which will resolve the claims of the third party commencing the litigation, proceeding or other action whether such resolution is through a judgment, injunction, court order, arbitration decision, settlement, or otherwise. If a third party commences litigation or other proceeding or takes other action against Lessor regarding any Environmental Issues, Lessor shall give Lessee prompt written notice thereof.

     4. No Waiver or Estoppel. Lessor and Lessee agree that either party's election not to enforce any provisions of the Lease now or in the future does not and will not constitute a waiver or an estoppel or otherwise affect that party's right to do so in the future.

     5. Consolidated Restatement of Lease. At either party's option, the parties shall execute and deliver to each other an amended and restated lease that incorporates within one document the Lease Agreement, all amendments to the Lease Agreement, and this Amendment.

     6.   Additional Amendments.

          6.1 Market Adjustment. Section 3.5.1 of the Lease is deleted and replaced with the following:

          Effective as of each Market Adjustment Date and continuing for the five Rent Years immediately following such Market Adjustment Date,

          Annual Rent shall be adjusted to equal the greater of (a) the fair market rental value of the Premises, determined in accordance with this Section 3.5, or (b) the Annual Rent for the Rent Year immediately prior to such Market Adjustment Date (the "Floor"). The Floor shall not apply if, as of the Market Adjustment Date, the Premises cannot be lawfully used for industrial purposes due to a reason not caused by Lessee and not related to Hazardous Substances.

          6.2   Cross-Default.  Section 19.1.5 of the Lease is deleted.

          6.3   Nondisturbance.  The following sentence is added to the end of
Section 20.1:

          Notwithstanding the foregoing or any other provision of this Lease, this Lease shall not be subordinate to any Mortgage placed against the Premises after the date of this Lease unless the holder of such Mortgage agrees in writing that so long as Lessee is not in default under this Lease past any applicable cure period, Lessee's possession of the Premises and rights under this Lease will not be disturbed or otherwise affected by such holder in the event such holder acquires Lessor's interest in this Lease by foreclosure, deed in lieu of foreclosure, or other action.

          6.4 Affiliate. The phrase "51 percent of" is replaced with "51 percent or more of" in each place it appears in Section 14.1 of the Lease.

          6.5 Profits on Assignment or Sublease. Section 14.2 of the Lease is deleted.

          6.6 Subordination of Landlord's Lien. Lessor agrees to subordinate its landlord's lien on Lessee's personal property to the lien of Lessee's lender if the terms of such subordination are reasonably acceptable to Lessor.

          6.7 Right of First Offer. If Lessor decides to market for sale all or any part of the Premises or the property owned by Lessor that is adjacent to the Premises, Lessor agrees to give Lessee a one-time right of first offer as follows: Lessor shall give Lessee written notice of Lessor's intention to market such property (the "Offer Property") and the price at which Lessor intends to market the Offer Property (the "Notice"). Lessor agrees not to market the Offer Property for sale for 30 days following the date of the Notice (the "Negotiation Period") and, if Lessee is interested in purchasing the Offer Property at the price set forth in the Notice, Lessor agrees to negotiate in good faith with Lessee during the Negotiation Period the terms of Lessee's purchase of the Offer Property. If Lessor and Lessee do not enter into a binding written agreement pertaining to the purchase and sale of the Offer Property before the end of the Negotiation Period, Lessee's rights under this Section 6.7 shall terminate and be of no further force or effect.

     7. Effect of Amendment. Lessor and Lessee ratify and confirm all provisions of the Lease. Except as expressly amended by this Amendment, the Lease remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

     LESSOR:                   SCHNITZER INVESTMENT CORP.,
                               an Oregon corporation


                               By: /s/ K. Novack
                                   ------------------------------
                               Its: CEO
                                    -----------------------------



     LESSEE:                   SCHNITZER STEEL INDUSTRIES, INC.,
                               an Oregon corporation


                               By: /s/ R. Philip
                                   ------------------------------
                               Its: CEO
                                    -----------------------------